CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of the 9th day of April, 2007, by and between Kiwa Bio-Tech Products Group Corporation and its related companies (the “Company") and First Trust Group, Inc. (the “Consultant”).

WHEREAS, the consultant provides management consulting and investment banking services;

WHEREAS, the Company wishes to engage the Consultant with respect to its business development needs and the Consultant is willing to provide his expertise and services to the Company provided for in the Agreement as set forth below;

NOWTHEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1 、
The term of this Agreement shall commence on the date hereof and end on April 9, 2008. For a period of 12 months, beginning on April 9, 2007, Consultant agrees to engage with the Company as its independent consultant, the services provided include:

a)	Identify and Introduce one or more potential strategic investors to the Company and assist the Company to complete potential financing. (“Financing Service”)

b)	Assist the company’s internal and external investor relations staff to build market awareness among institutional investors and other potential investors. (“Investor Relation Service”)

c)	Identify prospective joint venture and strategic alliance partners with the Company both inside and outside China and help the company to negotiate detailed agreements. (“M&A Service”)

d)	Assist the Company to prepare and implement new business plans. (“Strategic Management Consulting Service”)

2 、
Quality of Service: The Company shall evaluate the Consultant’s performance after 6 month this agreement has been signed, and the Company has the right to decide if they are going to continue with this agreement. If the Company decides to terminate this agreement, it shall terminate any contact with the potential investors (under Financing Service) and potential business partners (under M&A Service) introduced by the Consultant. Within 2 years after the Company terminates the agreement, if the Company has completed any transaction with the potential investors, potential business partners introduced by the Consultant, the transaction should be seen as the Consultant’s effort, and the Company shall pay the Consultant according to 6(B) of this agreement.

3 、
During the Consulting period, the Company shall be entitled to Consultant's services for reasonable times. It is understood that the Consultant’s services are not exclusive to the Company and the Consultant shall be free to perform services for other persons or entities. However, the Consultant will notify the Company of its performance of consulting services for any other person or entity that could conflict with its obligations under this Agreement. Upon receiving such notice, the Company may terminate this Agreement or consent to the Consultant's outside consulting activities; failure to terminate this Agreement, within seven (7) days of receipt of written notice of conflict, shall constitute the client's ongoing consent to the Consultant's outside consulting services.

4 、
The Company agrees that any traveling requested by the company during the period of this agreement, the Company shall reimburse the consultant’s traveling cost based on invoices, receipts, or written requests. However, the Consultant should obtain the Company’s consent in advance if the cost of a single trip exceeds 5,000RMB.

5 、
The Consultant shall not represent the company to sign any agreement, contract or letter of intent without the Company’s Chairman or CEO’s written consent. The Consultant shall not engage in any kind of guarantee by the name of the Company, and, shall not represent the Company to take any debt arrangement in any circumstances without the company’s consent. Both parties agree that neither the Company nor the Consultant has the right to represent the other party to take any legal responsibilities.

6 、	In consideration of Consultant's entering into this Agreement, The Company has agreed to pay the Consultant the following compensation:

A)
700,000 shares of the company’s common stock, which should be issued immediately after the agreement is signed. Beginning on the date that is one year after the date of the issuance, the consultant will be entitled to request the Company to register such shares. The common stock shall have piggy-back registration right.

B)
Within the term of this agreement, the Company will pay the Consultant a finder’s fee if it receives any equity or debt investment in connection with the consultant’s introduction or effort (“under Financing Services”). If equity financing, the Consultant will get 8% of the total financing as compensation; if debt financing, the consultant will get 7% of the total financing. If the company is fully acquired or merged as the result of the consultant’s introduction or effort (“under M&A Service”), the Consultant will get 4% of the total transaction value as compensation.

C)
Five year warrants (the “Warrants”) purchasing 250,000 shares of The Company's Common Stock (the "Warrant Shares"), with an exercise price equal to $0.25. The Warrants shall be exercisable and registered for sale immediately after the date of issuance, and shall expire 5 years after the date of issuance, unless otherwise extended by the Company. The Warrants shall include customary cashless exercise provision and will be non-redeemable and provide for automatic exercise upon expiration. The Warrants holders subject only to the securities laws, by the holders thereof.

7 、
It is expressly understood and agreed that the consultant is not the company’s employee or representative, and does not constitute an employer-employee relationship. Federal, state and local income taxes and other taxes will be paid by the Consultant, the Company shall not deduct any federal and state income taxes, social security tax, unemployment tax, and employment insurance from the Consultant’s payment, all the payment will be made by the consultant.

8 、
It is acknowledged and agreed by the Company that Consultant’s service scope is within the security law’s permission to provide investment consulting and security services, but is not rendering legal advice or performing accounting and auditing services. Consultant shall use its best efforts to conduct its services and affairs in a professional manner and in accordance with good industry.

9 、
The Consultant understands and agrees that any information such as company business, operation or future plans shall kept confidential, without company’s consent, the Consultant shall not disclose confidential information to any third party.

10 、
The Consultant and the Company understands and agrees that the Consultant’s responsibilities and services are professional and confidential. Without written consent by both parties, any party shall not allocate the service stated in this agreement to other companies or individual to complete.

11 、
Any modification, deletion or addition to this agreement must obtain written consent and singed by both parties can be enforced. This agreement is also effective to heirs, representatives, and other legal representatives of both parties. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

12 、
This Agreement shall be construed according to the laws of the State of Georgia and subject to the jurisdiction of the courts of said state. This Agreement may be executed in more than two counterparts each of which shall be enforceable against the parties executing such counterparts, and all of which together shall constitute a single document. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. If the foregoing is consistent with our understanding, please sign the enclosed copy of this letter in the space indicated below and return it to the undersigned, this agreement is effective immediately after signed.

Signature /s/: Wei Li Kiwa Bio-Tech Products Group Corporation Chairman & CEO Wei LI	Signature /s/: Patrick Ko FirsTrust China, Ltd. Chairman & CEO Patrick Ko